UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 18, 2017

BRIDGE BANCORP, INC.

(Exact name of the registrant as specified in its charter)

New York	001-34096	11-2934195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2200 Montauk Highway
Bridgehampton, New York	11932
(Address of principal executive offices)	(Zip Code)

(631) 537-1000

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 8.01.	Other Events.

On January 18, 2017, Bridge Bancorp, Inc. (the “Company”) completed the redemption of the 8.50% Cumulative Convertible Trust Preferred Securities, liquidation amount $1,000 per preferred security (the “TPS”), issued by Bridge Statutory Capital Trust II, a subsidiary of the Company. As of the December 15, 2016 notice of redemption in full of the TPS, there were 15,800 shares of TPS outstanding, representing an aggregate liquidation amount of $15,800,000. Following the notice of redemption, 15,450 shares of the TPS, representing $15,450,000 in aggregate liquidation amount, were converted into shares of common stock of the Company, at the exchange rate of 34.4828 shares of common stock per share of TPS, which resulted in the issuance of a total of 532,740 shares of Company common stock. $350,000 in aggregate liquidation amount of the TPS were redeemed as of January 18, 2017 at the liquidation amount plus accrued but unpaid interest until but not including the date of redemption.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRIDGE BANCORP, INC.

DATE: January 23, 2017	By:	/s/Kevin M. O’Connor
Kevin M. O’Connor
President and Chief Executive Officer